Exhibit 4.6

CONSENT OF ALAIN CAYER

Reference is made to the Annual Report on Form 40-F for the year ended February 28, 2011 (the “Annual Report”) of Virginia Mines Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission.

I participated, as an independent Qualified Person (as such term is defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects), in the preparation of an independent technical study, “Technical Report and Recommendations Summer 2010 Geological Reconnaissance Program, Poste Lemoyne Extension Property, Quebec, February 2011” (the “Technical Study”) concerning mineralized material in the Poste Lemoyne Extension property for the Company. Portions of the Technical Study are summarized under the heading “Item III– Description of the Business – 3.1.4 Geological Setting, 3.1.5 Exploration and Drilling, and 3.1.6 Mineralization” in the Annual Information Form of the Company for the year ended February 28, 2011 (included as Exhibit 1 of the Annual Report, which Exhibit is incorporated by reference therein).  I hereby consent to the inclusion of the foregoing written disclosure and to the references to such disclosure and to my name under the foregoing heading and to all other references to such disclosure and to my name included or incorporated by reference in the Annual Report.

Very truly yours,

/s/ Alain Cayer

Name:  Alain Cayer, M.Sc., P.Geo.

May 12, 2011